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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

          Date of report (Date of earliest event reported): May 9, 2006

                               IMMUNOMEDICS, INC.
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               (Exact Name of Registrant as Specified in Charter)

            Delaware                   000-12104               61-1009366
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  (State or Other Jurisdiction        (Commission            (IRS Employer
       of Incorporation)              File Number)         Identification No.)

     300 American Road, Morris Plains, New Jersey                07950
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       (Address of Principal Executive Offices)               (Zip Code)

                                 (973) 605-8200
              (Registrant's telephone number, including area code)

                                 Not applicable
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          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

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ITEM 1.01.        ENTRY INTO MATERIAL DEFINITIVE AGREEMENT.

         On May 9, 2006 (the "Effective Date") Immunomedics, Inc., a Delaware corporation (the "Company"), entered into a Development, Collaboration and License Agreement (the "Agreement") with UCB, S.A. ("UCB") providing UCB an exclusive worldwide license to develop, manufacture, market and sell epratuzumab, the Company's humanized CD22 antibody ("Epratuzumab"), for the treatment of all autoimmune disease indications. Under the terms of the Agreement, the Company retains the rights to develop Epratuzumab in the field of oncology, and UCB has the right to acquire development and commercialization rights to Epratuzumab with respect to cancer indications at anytime prior to the first commercial sales thereof. If UCB exercises its buy-in right with respect to Epratuzumab in the field of oncology, UCB will reimburse the Company for the development cost actually incurred, plus a buy-in fee.

         Under the terms of the Agreement, the Company will receive in cash from UCB initial payments totaling, before fees, $38 million (which includes a $25 million upfront payment, plus a $13 million reimbursement for development costs of Epratuzumab related to the clinical development of Epratuzumab in patients with systemic lupus erythematosus (SLE) and Sjogren's syndrome), within ten business days of the Effective Date. In addition, the Company is entitled to receive regulatory milestone payments, which could aggregate to a maximum of up to $145 million in cash payments and $20 million in equity investments. These milestone payments are dependent upon specific achievements in the regulatory approval process under the Agreement. The Company will also receive product royalties based upon a percentage of aggregate annual net sales under the Agreement during the product royalty term, which percentage is subject to reduction under certain circumstances. In addition, the Company will be entitled to receive sales bonuses of up to $135 million upon annual net sales reaching certain target levels.

         The Agreement calls for the creation of a global autoimmune guidance committee, with equal representation by the Company and UCB, to plan and oversee the conduct and progress of the development and commercialization of Epratuzumab. UCB has the deciding vote on the committee. UCB will be solely responsible for the development, manufacturing and commercialization of Epratuzumab for the treatment of all autoimmune indications and for the continuation of ongoing clinical trials in SLE, with the Company responsible for supplying Epratuzumab for the completion of clinical trials relating to SLE. The Company is also obligated to manufacture and supply Epratuzumab, if needed and at UCB's request, for the initial commercial launch of Epratuzumab for the treatment of SLE and for future clinical trials relating to the treatment of Sjogren's syndrome, if necessary. UCB will have sole responsibility for all clinical development, regulatory filings and related submissions, as well as all commercialization activities with respect to Epratuzumab in all autoimmune indications.

         The Agreement commences on the Effective Date and shall terminate in accordance with the terms thereof or by mutual written consent, unless UCB decides to cease all development and commercialization of Epratuzumab pursuant to the Agreement. Either the Company or UCB has the right to terminate the Agreement by notice in writing to the other party upon or after any material breach of the Agreement by the other party, if the other party has not cured the breach within 60 days after written notice to cure has been given, with certain exceptions.

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ITEM 9.01.        FINANCIAL STATEMENTS AND EXHIBITS.

         (d)      Exhibits.
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         Exhibit No.   Description
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         99.1          Press Release of Immunomedics, Inc. dated May 10, 2006.

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                                   SIGNATURES
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         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  IMMUNOMEDICS, INC.


                                  By:      /s/ Cynthia Sullivan
                                           -------------------------------------
                                  Name:    Cynthia Sullivan
                                  Title:   President and Chief Executive Officer

Date:  May 10, 2006